EXHIBIT 99.1
[SPARTECH LOGO]


Company Contacts:
Bradley B. Buechler           Randy C. Martin
Chairman, President and       Executive Vice President and
Chief Executive Officer       Chief Financial Officer
(314) 721-4242                (314) 721-4242

For Immediate Release
Friday, August 15, 2003




      SPARTECH PROVIDES GUIDANCE AND ANNOUNCES CONFERENCE CALL/

   WEBCAST ON FIRST QUARTER OPERATING RESULTS FOR THIRD QUARTER OF
                             FISCAL 2003



   ST. LOUIS, August 15, 2003 -- Spartech Corporation (NYSE:SEH) announced today that sales for its third quarter ended
August 2, 2003 will total nearly $239 million, which represents an approximate 1% increase from the Company's $237 million of sales for the comparable third quarter of 2002.

   Spartech Chairman, President & CEO, Bradley B. Buechler, stated that, "Our fiscal 2003 third quarter sales included continued solid performances from our packaging and home improvement related customers and were basically in line with our general expectations leading into the quarter. However, in light of competitive pricing pressures, caused by the sluggish economic environment and near record high resin prices early in the quarter, we currently estimate our fiscal third quarter earnings will be at the low end of analyst expectations, representing a diluted earnings per share in the 27 cents to 29 cents range. On a more positive note, with resin prices declining as the quarter progressed and the collection of certain seasonal sales related receivables, we were able to decrease our investment in working capital and correspondingly paid down over $30 million in debt during the quarter."

   Mr. Buechler added, "We are obviously not satisfied with our third quarter performance (diluted earnings per share projected to decline by more than 25% compared to the prior year's 39 cents), and therefore, early in the fourth quarter, we began our new Lean Process Initiative that is targeted to assist us in returning to an operating margin of 11% or more. Measures to adopt this initiative include:
1) a workforce reduction of nearly 350 employees, 2) the realignment of work schedules for several operations, and 3) the consolidation or elimination of certain warehouse facilities. We expect to end the year with just over 3,000 employees and achieve annual pre-tax savings from these changes of nearly $12 million, when our fiscal 2004 begins in November of this year. The cost of implementing these measures in our fourth quarter will not have a significant effect on our operating results."

     The Company will hold a conference call with investors and financial analysts at 11:00 a.m. EST, Thursday, August 28, 2003 to discuss Spartech's third quarter financial results, which will be released before the market opens that morning. The call will be hosted by Bradley B. Buechler, Chairman, President & CEO; Randy C. Martin, Executive Vice President & CFO; and David G. Pocost, Executive Vice President Custom Sheet & Rollstock. Investors can listen to the call live via a Webcast by logging onto www.spartech.com, or via phone by dialing 1-888-520-5981 and entering the confirmation code 77875 followed by the "#" key.

     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 46 facilities located throughout North America and Europe, with annual production capacity and sales of more than
1.2 billion pounds and nearly $950 million, respectively.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts, which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 2, 2002, which is on file with the Securities and Exchange Commission.

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